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As filed with the Securities and Exchange Commission on August 8, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NPS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0439579 (I.R.S. Employer Identification No.)

550 Hills Drive
Bedminster, New Jersey 07921
(908) 450-5300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Edward Stratemeier
Senior Vice President, Legal Affairs, General Counsel and Secretary
NPS Pharmaceuticals, Inc.
550 Hills Drive
Bedminster, New Jersey 07921
(908) 450-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Kevin T. Collins, Esq.
William L. Tolbert, Jr., Esq.
Jenner & Block LLP
919 Third Avenue
New York, NY 10022-3908
(212) 891-1699

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt securities	(1)	(1)	(1)	(2)

Preferred stock, par value $0.001 per share	(1)	(1)	(1)	(2)

Common stock, par value $0.001 per share	(1)	(1)	(1)	(2)

Warrants	(1)	(1)	(1)	(2)

(1)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)
A registration fee of $13,218 was paid previously by the Registrant in connection with the Registration Statement No. 333-176006 previously filed by the Registrant on Form S-3, which Registration Statement registered $150,000,000 of securities and was declared effective. The Registrant offered and sold $100,257,000 of securities pursuant to Registration Statement No. 333-176006, and pursuant to Rule 457(p) under the Securities Act of 1933, the Registrant is carrying forward fees of $4,383.35. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee not previously paid.

PROSPECTUS

Debt Securities
Preferred Stock
Common Stock
Warrants

        This prospectus contains summaries of the general terms of the securities. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the securities and the offering. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the terms of the offering.

        Our common stock is listed on the NASDAQ Global Market under the symbol "NPSP."

        You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

        Investment in any of the securities involves risk. See "Risk Factors" beginning on page 2 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the accompanying prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2013

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, securities described in this prospectus may be sold in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, along with all of the information incorporated by reference herein and therein, before making an investment decision.

        In this prospectus, unless the context indicates otherwise, "NPS," the "Company," "we," "us," "our," or "ours" refer to NPS Pharmaceuticals, Inc. and its consolidated subsidiaries.

        We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. No offer is being made to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the accompanying prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) until the date of completion of this offering:

NPS SEC Filings (File No. 000-23272)	Period
Annual Report on Form 10-K	Year ended December 31, 2012 (filed with the SEC on February 21, 2013)
Quarterly Reports on Form 10-Q	Quarterly period ended March 31, 2013 (filed with the SEC on May 9, 2013) and Quarterly period ended June 30, 2013 (filed with the SEC on August 8, 2013)
Current Reports filed on Form 8-K	Dates filed: February 13, 2013, March 19, 2013, May 9, 2013, and May 22, 2013 (two filings)
The description of the common stock set forth in our registration statement on Form 8-A filed May 23, 1994.

        You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning us at the following address and telephone number:

Corporate Secretary
NPS Pharmaceuticals, Inc.
550 Hills Drive
Bedminster, New Jersey 07921
(908) 450-5300

        You may also find additional information about us, including the documents mentioned above, on our website at http://www.npsp.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

RISK FACTORS

        Investment in any of the securities involves risk. In addition to all of the other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained or incorporated by reference in the accompanying prospectus supplement before acquiring any of the securities.

 NPS PHARMACEUTICALS, INC.

Business overview

        NPS is a biopharmaceutical company pioneering and delivering therapies that transform the lives of patients with rare diseases worldwide. Our lead product, Gattex® (U.S.)/Revestive® (EU) (teduglutide [rDNA origin]) for injection is approved for adult Short Bowel Syndrome (SBS) patients who are dependent on parenteral support. In February 2013, we launched and initiated commercial sales of Gattex in the U.S. We recently reacquired the rights to Revestive outside of the U.S. and have defined our international strategy for Gattex/Revestive and we are identifying key talent with country-specific expertise to support its introduction in Europe and other key markets. We expect the first ex-U.S. commercial sales of Gattex/Revestive to commence on an early access/ named-patient basis in certain countries in late 2013 or early 2014. We are also preparing to engage in the pricing and reimbursement processes in key European countries with the goal of commercially launching Revestive in the first half of 2014. We have also developed Natpara® (rhPTH[1-84]) for the treatment of adult hypoparathyroidism and we expect to submit our Biologic License Application (BLA) to the FDA in the fourth quarter of 2013. Our earlier stage pipeline includes teduglutide for pediatric SBS and two calcilytic compounds, NPSP790 and NPSP795, with potential application in rare disorders involving increased calcium receptor activity, such as autosomal dominant hypocalcemia (ADH). We complement our proprietary programs with a royalty-based portfolio of products and product candidates that includes agreements with Amgen, GlaxoSmithKline, Janssen Pharmaceuticals (Janssen), and Kyowa Hakko Kirin.

Corporate information

        We are a Delaware corporation. Our principal executive offices are located at 550 Hills Drive, Bedminster, New Jersey 07921, and our telephone number is (908) 450-5300. Our website www.npsp.com, and the information included in, or linked to on, our website are not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as a textual reference.

        NPS®, NPS Pharmaceuticals®, PREOS®, Natpara®, GATTEX®, Revestive®, and Preotact® are our registered trademarks. All other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents the ratio of our earnings to fixed charges for the periods indicated:

	Year Ended December 31,										Six Month Ended June 30 2013
	2008		2009		2010		2011		2012
Ratio of earnings available to cover fixed charges		(a)		(a)		(a)		(a)		(a)		(a)

(a)
In calculating the ratio of earnings available to cover fixed charges, "earnings" consist of pre-tax income (loss) excluding fixed charges and fixed charges consist of interest expense and assumed interest attributable to rentals. For the years ended December 31, 2008, 2009, 2010, 2011, 2012 and for the six months ended June 30, 2013 our pre-tax earnings (losses) were ($31,905,000), ($19,606,000), ($30,350,000), ($36,249,000), ($18,735,000) and ($20,181,000) respectively, and were insufficient to cover fixed charges for those periods.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.

 FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement may include or incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Our use of the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "seeks," "intends," "evaluates," "pursues," "anticipates," "continues," "designs," "impacts," "forecasts," "target," "outlook," "initiative," "objective," "designed," "priorities," "goal" or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

        These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions "Risk Factors" and "Forward-Looking Statements" and elsewhere in those documents.

        Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

OVERVIEW OF OUR CAPITAL STOCK

        The following description of the material provisions of our capital stock is based upon our certificate of incorporation, as amended ("Certificate of Incorporation") and our bylaws, as amended ("Bylaws"), and applicable provisions of law, in each case as currently in effect as of the date of this prospectus, and is qualified in its entirety by reference to the provisions of those documents.

        Certain provisions of the General Corporation Law of the State of Delaware (the "DGCL"), our Certificate of Incorporation, and our Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests.

Common Stock

        As of June 30, 2013, 101,340,451 shares of our common stock were issued and 101,340,451 shares were outstanding. The general terms of our common stock are described below within the section of this prospectus entitled "Description of Our Common Stock."

Convertible Debt

        As of June 30, 2013, the Company had outstanding $16.5 million in aggregate principal amount of its 5.75% Convertible Notes. The holders of the 5.75% Convertible Notes may convert all or a portion of their notes into common stock at any time, subject to certain limitations, on or before August 7, 2014 at a conversion price equal to approximately $5.44 per share, subject to adjustment in certain events. The Company has reserved 3,041,451 shares of its common stock for issuance upon conversion of the 5.75% Convertible Notes.

Preferred Stock

        Our Certificate of Incorporation authorizes our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $0.001 per share, without the approval of our stockholders. Our Board of Directors is authorized to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights (including conversion, voting and other rights) of the shares of each such series and the qualifications, limitations and restrictions thereof. Our Certificate of Incorporation currently authorizes our Board of Directors to issue 5,000,000 shares of preferred stock. As of June 30, 2013, there were no shares of Preferred Stock issued or outstanding.

Certain Provisions of Our Certificate of Incorporation and Bylaws

        Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include the following provisions, among others, that could discourage potential acquisition proposals and could delay or prevent a change of control:

  •
  the number of directors that constitutes the whole board of directors shall be fixed exclusively by one or more resolutions adopted by the board of directors;

  •
  vacancies on our board of directors, including those resulting from an increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by the stockholders;

  •
  a stockholder's notice of the stockholder's intent to bring business before an annual meeting or to nominate a person for election to the board of directors must be received by us within strict guidelines which may make it more difficult for stockholders to bring items before the meetings; and

  •
  our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws do not provide for cumulative voting in the election of directors.

        In addition, our Amended and Restated Certificate of Incorporation authorizes shares of undesignated preferred stock, which makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of NPS.

Certain Anti-Takeover Effects of Delaware Law

        We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in various business combination transactions with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless:

  •
  the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board of Directors prior to the date the interested stockholder obtained such status;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  at or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        A "business combination" is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an "interested stockholder." In general, an "interested stockholder" is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of a corporation's voting stock.

        However, the restrictions contained in Section 203 will not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we had a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

GENERAL DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

        The following securities may be offered, at any time and from time to time, pursuant to this prospectus:

  •
  our debt securities, in one or more series;

  •
  shares of our preferred stock, par value $0.001 per share;

  •
  shares of our common stock, par value $0.001 per share;

  •
  warrants to purchase any of the other securities that may be sold under this prospectus; or

  •
  any combination of these securities.

        Debt securities offered under this prospectus may be exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

 DESCRIPTION OF DEBT SECURITIES

        The debt securities offered by this prospectus will be issued under an indenture between us and The Bank of New York Mellon, as trustee, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplemental indentures as are adopted from time to time. We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indenture. For purposes of this summary, the terms "we," "our," "ours" and "us" refer only to NPS Pharmaceuticals, Inc. and not to any of its subsidiaries.

        We may issue debt securities at any time and from time to time in one or more series under the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. A series of debt securities may be guaranteed by one or more of our subsidiaries. The indenture gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series, subject to compliance with the applicable requirements set forth in the indenture. The indenture does not limit the amount of debt securities or other secured or unsecured debt which we or our subsidiaries may issue.

        We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture that may be important to you before investing in our debt securities.

General Terms

        We may issue debt securities at any time and from time to time in one or more series under the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The indenture gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series, subject to compliance with the applicable requirements set forth in the indenture. The indenture does not limit the amount of debt securities which we or our subsidiaries may issue.

        We will describe the specific terms of each series of debt securities being offered in a supplement to this prospectus. These terms may include some or all of the following:

  •
  the title of the securities of the series;

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  any limit on the aggregate principal amount of the securities;

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  the date or dates on which principal and premium, if any, of the debt securities of that series, or any tranche thereof, is payable or any formula or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of the indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

  •
  interest rates, the dates from which interest, if any, on the debt securities of that series, or any tranche thereof, will accrue, the dates when interest is payable, the maturity and the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series, or any tranche thereof, will be payable and the place or places where those debt securities, or any tranche thereof, may be presented for transfer and, if applicable, conversion or exchange, and, if such is the case, that the principal of that series of debt securities, or any tranche thereof, will be payable without presentment or surrender of those debt securities, or any tranche thereof;

  •
  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, or any tranche thereof, if we or a holder is to have that option;

  •
  our obligation, if any, or right, if any, to redeem, repay or purchase those debt securities, or tranche thereof;

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  any sinking fund or other provisions that would obligate us to redeem or repurchase some or all of the debt securities, or any tranche thereof;

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  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to any of our other debt;

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  the denominations in which those debt securities will be issuable;

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  if other than the entire principal amount of the debt securities, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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  whether any securities of that series are to be issued in whole or in part the form of one or more global securities and the depositary for those global securities;

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  if other than United States dollars, the currency or currencies, including composite currencies, in which payment of principal of or any premium or interest on those debt securities will be payable and the manner of determining the equivalent of any such amount in United States dollars is to be determined for any purpose, including for the purpose of determining the principal amount of such Securities deemed to be outstanding at any time;

  •
  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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  the terms and conditions, if any, pursuant to which the securities of such series may be converted into or exchanged for securities or other property of the Company or any other person;

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  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

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  any variation in the definition of Business Day, as defined in the indenture, with respect to the securities of such series;

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  any collateral security, assurance or guaranty for the securities of such series;

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  any rights or duties of another person to assume the obligations of NPS with respect to the securities of such series (whether as joint obligor, primary obligor, secondary obligor or substitute obligor) and any rights or duties to discharge and release any obligor with respect to the securities of such series or the indenture to the extent related to such series;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  the terms, if any, on which the debt securities will be guaranteed by any of our subsidiaries;

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  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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  the nature and terms of any security for any secured debt securities;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

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  any other specific terms, conditions and rights of any debt securities.

        The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of us, except to the limited extent described under "—Consolidation, Merger or Sale."

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount may be described in more detail in any applicable prospectus supplement.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for other securities, including for example shares of our equity securities. The terms and conditions of any conversion or exchange features will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        Under the indenture, we cannot consolidate or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless:

  •
  either (1) we shall be the continuing corporation or the successor corporation or (2) the person formed by such consolidation or into which we are merged or the person to which our properties and assets are transferred or leased is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture;

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  immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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  we have delivered to the trustee an officer's certificate and opinion of counsel required under the indenture.

        When the person to whom all or substantially all of our properties and assets are transferred or leased has assumed our obligations under the debt securities and the indenture as described above, we will be released from all our obligations and liabilities under the debt securities and the indenture.

        As used in the indenture, the term "person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

Restrictive Covenants

        We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement for such debt securities.

Events of Default

        The indenture provides that any one of the following will be an "event of default" with respect to any series of debt securities:

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  failure to pay interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

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  failure to pay principal or premium, if any, on any debt security of that series when due and payable, either at maturity, upon any redemption or otherwise, and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

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  failure to make a sinking fund payment when due by the terms of a debt security of that series and continuance of such default for a period of 30 days;

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  failure to perform, or breach of, any other covenant of us in the indenture for 90 days after notice to us by the trustee, or to the trustee and us by the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series, specifying such default or breach and requiring it to be remedied;

  •
  specified events of bankruptcy, insolvency or reorganization relating to us; or

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  any other event of default that we may provide for that series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all the debt securities then outstanding (or, if such debt securities are discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, a declaration of acceleration may be deemed to be rescinded and annulled as provided in the indenture.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

  •
  the trustee has not instituted the action within 60 days of receipt of the request and offer of indemnity; and

  •
  the trustee has not received inconsistent direction during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Satisfaction, Discharge, Defeasance and Covenant Defeasance

        The indenture provides that we may satisfy and discharge obligations with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, sufficient cash or eligible obligations or any combination thereof to pay principal of, and any premium and interest on, all outstanding securities of such series.

In addition, the indenture provides that at our option we may:

  •
  be discharged from our obligations with respect to the debt securities of a particular series ("defeasance"), or

  •
  with respect to debt securities of a particular series, cease to comply with certain covenants and restrictions under the indenture, including those described under "—Consolidation, Merger or Sale," and any additional covenants that may be specified for such series ("covenant defeasance"), if we deposit with the trustee sufficient cash or eligible obligations or any combination thereof to pay principal of, and any premium and interest on, all outstanding debt securities of such series. Upon defeasance, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment.

        The defeasance described above is effective only if, among other things, we deliver to the trustee an opinion of counsel stating that (x) we have received from, or there has been published by, the

Internal Revenue Service a ruling or (y) there has been a change in law or regulation occurring after the date of the indenture, in either case to the effect that (and based thereon such opinion shall confirm that) holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

        The covenant defeasance described above is effective only if, among other things, we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and covenant defeasance had not occurred.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

  •
  evidence the assumption by a successor entity of our obligations under the debt securities and the indenture;

  •
  add to our covenants for the benefit of the holders of all or any series of debt securities, or to surrender any rights or power conferred upon us;

  •
  add any additional events of default with respect to all or any series of debt securities;

  •
  add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (1) shall neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any such debt security with respect to such provision or (2) shall become effective only when there is no such debt security outstanding;

  •
  add collateral security for any debt securities and provide the terms and conditions for the release or substitution thereof;

  •
  establish the forms or terms of debt securities of any series;

  •
  add any guarantees with respect to debt securities of any series;

  •
  provide for uncertificated securities in addition to certificated securities;

  •
  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

  •
  cure any ambiguity or correct any inconsistency or defect in the indenture or in any supplemental indenture; and

  •
  make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series in any material respect.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, or eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount or premium, if any;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

  •
  change the currency in which the principal, and any premium or interest, is payable;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  •
  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series may on behalf of the holders of the debt securities of that series waive any past default and its consequences under the indenture, in each case except:

  •
  a default in the payment of, any premium and any interest on, or principal of, any such debt security of such series; or

  •
  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

        The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for the registered global security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the relevant indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we, the trustee, any paying agent nor any security registrar will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, if at any time we determine that it is not in our best interest or the best interest of the beneficial owners of securities to continue to have a global security representing all of the securities held by the depositary, we may, at our option, execute, and the trustee will authenticate and deliver, securities in definitive form to the depositary in exchange for all or a portion of the global security. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

        Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation shall have any liability for any of our obligations, covenants or agreements under the debt securities or the indenture or any indenture supplemental thereto.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

        Our Certificate of Incorporation authorizes our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $0.001 per share, without the approval of our stockholders. Our Board of Directors is authorized to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights (including conversion, voting and other rights) of the shares of each such series and the qualifications, limitations and restrictions thereof. Our Certificate of Incorporation currently authorizes our Board of Directors to issue 5,000,000 shares of preferred stock. As of June 30, 2013, there were no shares of Preferred Stock issued or outstanding. The terms of any shares of preferred stock offered pursuant to this prospectus will be set forth in an applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

        Our only class of common stock is our common stock, par value $0.001 per share. Our Certificate of Incorporation currently authorizes our Board of Directors to issue 175,000,000 shares of common stock. As of August 1, 2013, 101,429,319 shares of our common stock were issued and 101,429,319 shares of our common stock were outstanding. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

Dividends

        The DGCL and our Certificate of Incorporation do not require our Board of Directors to declare dividends on our common stock. The declaration of any dividend on our common stock is a matter to be acted upon by our Board of Directors in its sole discretion. Our payment of dividends on our common stock in the future will be determined by our Board of Directors in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.

        The DGCL restricts the power of our Board of Directors to declare and pay dividends on our common stock. The amounts which may be declared and paid by our Board of Directors as dividends on our common stock are subject to the amount legally available for the payment of dividends on our common stock by us under the DGCL. In particular, under the DGCL, we can only pay dividends to the extent that we have surplus—the extent by which the fair market value of our net assets exceeds the amount of our capital—or to the extent of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, dividends on our common stock are subject to any preferential rights on any outstanding series of preferred stock authorized for issuance by our Board of Directors in accordance with our Certificate of Incorporation.

Voting Rights

        Our Certificate of Incorporation provides that, except as may otherwise be provided in a certificate of designations relating to any outstanding series of preferred stock or by applicable law, the holders of shares of common stock shall be entitled to one vote for each such share upon each matter presented to the stockholders and the common stock shall have the exclusive right to vote for the election of directors and for all other purposes. Our common stockholders do not possess cumulative voting rights.

        Under our Bylaws, in uncontested elections of directors, those nominees receiving the affirmative vote of a majority of the votes cast with respect to that director's election at a meeting at which a quorum is present shall be elected. A majority of votes cast means that the number of votes for a nominee must exceed 50% of the votes cast with respect to the election of that nominee (excluding any abstentions). In certain contested elections, the nominees who receive a plurality of votes cast with respect to the election of directors at a meeting at which a quorum is present shall be elected. Under our Bylaws, any other corporate action put to a stockholder vote shall be decided by the vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by applicable law.

Liquidation Rights

        In the event of any liquidation, dissolution or winding up of the Company, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution. Holders of our preferred stock, if any such shares are then outstanding, may have a priority over the holders of common stock in the event of any liquidation or dissolution.

Transfer Agent and Registrar

        Registrar and Transfer Company is the transfer agent and registrar for our common stock.

Listing

        Our common stock is listed on the NASDAQ Global Market under the symbol "NPSP."

 DESCRIPTION OF WARRANTS

        The terms of any warrants to purchase securities to be offered pursuant to this prospectus and a description of the material provisions of any applicable warrant agreement relating to such warrants will be set forth in an applicable prospectus supplement.

 PLAN OF DISTRIBUTION

        The securities may be offered through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation will be identified in a prospectus supplement.

LEGAL MATTERS

        Unless otherwise specified in the accompanying prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Jenner & Block LLP.

EXPERTS

        The consolidated financial statements of NPS Pharmaceuticals, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including NPS. We are not incorporating the contents of the SEC website into this prospectus. Reports and other information can also be inspected at the offices of the NASDAQ, 165 Broadway, New York, New York 10006, where our common stock is listed.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses we have incurred or expect to incur in connection with the sale of the securities registered pursuant to this registration statement.

SEC registration fee	$	#
Printing and engraving costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Trustee fees and expenses		*
Miscellaneous		*

Total	$	*

#
Omitted because the registration fee is being deferred pursuant to Rule 456(b).

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. Our Bylaws also provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the fullest extent not prohibited by Delaware law.

        Our Amended and Restated Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

        We have entered into agreements with our directors and executive officers that require us to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was our director or officer or a director or officer of one of our affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 16.    Exhibits

        A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.    Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

    provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

  (2)
  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4)
  that, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  If the Registrant is relying on Rule 430B:

  (a)
  each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (b)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

  (5)
  that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrant hereby undertakes that:

(i)
for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act, NPS Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedminster, New Jersey, on August 8, 2013.

NPS Pharmaceuticals, Inc.
By:	/s/ FRANCOIS NADER Francois Nader President and Chief Executive Officer

Power of Attorney

        We, the undersigned directors and/or officers of NPS Pharmaceuticals, Inc. (the "Company"), hereby severally constitute and appoint Edward Stratemeier and Luke M. Beshar, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-3 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Company's equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANCOIS NADER Francois Nader	Director, President and Chief Executive Officer (Principal Executive Officer)	August 8, 2013
/s/ LUKE M. BESHAR Luke M. Beshar	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2013
/s/ MICHAEL W. BONNEY Michael W. Bonney	Director	August 8, 2013

Signature	Title	Date

/s/ COLIN BROOM Colin Broom	Director	August 8, 2013
/s/ GEORGES GEMAYEL Georges Gemayel	Director	August 8, 2013
/s/ PEDRO GRANADILLO Pedro Granadillo	Director	August 8, 2013
/s/ JAMES G. GRONINGER James G. Groninger	Director	August 8, 2013
/s/ RACHEL R. SELISKER Rachel R. Selisker	Director	August 8, 2013
/s/ PETER G. TOMBROS Peter G. Tombros	Chairman of the Board of Directors	August 8, 2013

EXHIBIT INDEX

Exhibit No.	Description
3.1A	Amended and Restated Certificate of Incorporation of NPS Pharmaceuticals, Inc., incorporated herein by reference to the Registration Statement on Form S-1 filed on January 21, 1994 (SEC File No. 333-74318).
3.1B
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of NPS Pharmaceuticals, Inc., incorporated herein by reference to the Registration Statement on Form S-3 filed on September 6, 2000 (SEC File No. 333-45274).
3.1C
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of NPS Pharmaceuticals, Inc., incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 2003, filed on February 10, 2004 (SEC File No. 000-23272).
3.1D
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of NPS Pharmaceuticals, Inc., incorporated herein by reference to the Current Report on Form 8-K filed on May 24, 2011 (SEC File No. 000-23272).
3.2A
Certificate of Adoption of Amendments to Amended and Restated Bylaws of NPS Pharmaceuticals, Inc., incorporated by reference herein to the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 21, 2003 (SEC File No. 000-23272).
3.2B
Amended and Restated By-Laws of NPS Pharmaceuticals, Inc., incorporated herein by reference to the Registration Statement on the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 8, 2005 (SEC File No. 000-23272).
4.1	Specimen Common Stock Certificate of NPS Pharmaceuticals, Inc., incorporated herein by reference to the Registration Statement on Form S-1, filed on January 21, 1994 (SEC File No. 333-74318).
4.2	Indenture, dated as of August 8, 2013, between NPS Pharmaceuticals, Inc. and The Bank of New York Mellon, as trustee.*
4.3	Form of Supplemental Indenture for Debt Securities.†
4.4	Form of Certificate of Designations for Preferred Stock.†
4.5	Form of Warrant Agreement.†
5.1	Opinion of Jenner & Block LLP.*
12.1	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Jenner & Block LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-3)
25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee, in respect of the Indenture.*

*
Filed herewith.

†
To be filed as an amendment to a Current Report on Form 8-K and incorporated herein by reference or by post-effective amendment.